Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Amended and Restated Incentive Plan of Scientific Games Corporation of our report dated June 27, 2012, with respect to the financial statements of Beijing CITIC Scientific Games Technology Co., Ltd. included in Amendment No. 1 to the Annual Report (Form 10-K/A) of Scientific Games Corporation for the year ended December 31, 2011, filed with the Securities and Exchange Commission.

/s/ Ernst & Young Hua Ming LLP

Beijing, People’s Republic of China
October 18, 2013